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                                                                   EXHIBIT 10.11
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                        SETTLEMENT AND LICENSE AGREEMENT

         This Settlement and License Agreement (this "Agreement") is made and entered into effective as of the 4th day of March, 2004 (the "Effective Date"), by and between Intellisync Corp., a Delaware corporation ("Intellisync"), and Extended Systems Incorporated, a Delaware corporation ("ESI") (each a "party" and collectively the "parties").

                                    RECITALS

         WHEREAS Intellisync has filed a lawsuit against ESI in the United States District Court for the Northern District of California, Oakland Division, Case No C02-1916 DLJ ("the Litigation") concerning Intellisync's allegations, among other things, that ESI's synchronization software products infringe U.S. Patent Nos. 5,392,390; 5,666,553; 5,684,990; 5,701,423; 5,943,676; 5,141,664;
6,212,529; and 6,405,218; all of which are owned by Intellisync;

         WHEREAS ESI has threatened, but has not filed, a counterclaim relating to, among other things, antitrust and unfair competition;

         WHEREAS Intellisync and ESI desire to settle each of the claims asserted in the Complaint on the terms and conditions respectively set forth in this Agreement; and

         WHEREAS ESI desires to take certain non-exclusive patent licenses from Intellisync;

         NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE COVENANTS, CONDITIONS AND UNDERTAKINGS HEREINAFTER SET FORTH, IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

                                A G R E E M E N T

         1. Definitions.

            "Affiliate" shall mean any legal entity (such as a corporation, partnership, or limited liability company) which directly or indirectly controls, is controlled by, or is under common control with a party or its successors or assigns, or any successor or assign of such an entity. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

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                             CONFIDENTIAL TREATMENT
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            "Licensed Patents" shall mean United States Patents Nos. [***], as well as all foreign counterpart patents and patent applications thereto; all reissues, reexaminations, renewals, extensions, divisionals, continuations, and continuations-in-part of the foregoing patents and patent applications; and any patents which issue on the foregoing.

            "Licensed Product" shall mean any product, process or service thereof that, absent the license granted hereunder, would infringe one or more claims of the Licensed Patents.

         2. License Grants.

            2.1 License Grant. Intellisync hereby grants to ESI a nonexclusive, worldwide, irrevocable, fully paid-up right and license under the Licensed Patents (including the right to grant sublicenses only to (1) ESI's Affiliates, (2) end user customers buying Licensed Products from ESI or its Affiliates, (3) Original Equipment Manufacturer customers buying Licensed Products from ESI or its Affiliates, (4) ESI distributors buying for resale Licensed Products from ESI or its Afffiliates, (5) ESI resellers buying for resale Licensed Products from ESI or its Affiliates) and (6) Independent Software Vendor (ISV) customers buying Licensed Products from ESI or its Affiliates), for the respective lives of each of the Licensed Patents:

               (a) to make, use, lease, sell, offer to sell, import, export, and otherwise transfer Licensed Products, and to practice any method or process and use any product involved in the manufacture or use thereof; and

               (b) to have made Licensed Products by another manufacturer for the use, lease, sale, offer for sale, import, or export by ESI.

            2.2 Covenant Not to Sue. Commencing on the Effective Date and ending on the fifth anniversary of this Agreement, Intellisync and ESI each hereby covenant not to sue on the basis of any patent, US or foreign, for the term of this Agreement, and/or any extensions or renewals thereof, or on any claims based on breach of the End User License Agreement for Satellite Forms version
4.1 or earlier, against the other party, or its Affiliates, its distributors, its resellers, its end user customers buying Licensed Products from ESI or its Affiliates, its Original Equipment Manufacturer customers buying Licensed Products from ESI or its Affiliates, or its Independent Software Vendor (ISV) customers buying Licensed Products from ESI or its Affiliates, hereunder for any claim of patent infringement. No patent infringement damages shall accrue during this five-year period. All applicable statutes of limitation shall be tolled during this five-year period. Neither party may at any time assert any cause of action or defense (such as, by way of example and not by way of limitation, laches, waiver, or delay) based in any way on the other party's failure to assert a claim or commence an action during this five-year period.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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         3. Consideration.

            3.1 In consideration of the licenses granted and covenants made herein, ESI shall pay to Intellisync a one-time fee of Two Million dollars ($2,000,000) within two (2) business days from execution of this Agreement; the parties agree that this payment reflects a royalty of [***] assessed on the parties' estimate of past and future ESI revenue in respect of Licensed Products.

            3.2 In partial consideration for Intellisync's grant of licenses hereunder and the dismissal of the Action, ESI agrees that, for a period of five years from the Effective Date, it shall not cause or assist, directly or indirectly, any actions in the United States courts, the U.S. Patent and Trademark Office, any administrative law body, any foreign patent office, or any foreign court, which might affect the validity or issuance of any Intellisync patents or patent applications.

            3.3 In further partial consideration for Intellisync's grant of licenses hereunder and the dismissal of the Action, ESI agrees that it shall not voluntarily support, assist, or aid any third party in patent litigation involving Intellisync.

            3.4 In further partial consideration for Intellisync's grant of licenses hereunder and the dismissal of the Action, ESI acknowledges the validity of each of the Licensed Patents, and agrees that it, its Affiliates, and any of its successors in interest under this Agreement shall not assert the invalidity of any of the Licensed Patents as a defense to a patent infringement action.

            3.5 In further partial consideration for Intellisync's grant of licenses hereunder and the dismissal of the Action, ESI shall mark, or shall cause to be marked, on the documentation (paper or electronic) accompanying the next release and all future releases of all Licensed Products with a notice containing the words "Manufactured and sold under one or more of the following patents" and the following patent numbers: [***]. Upon the issuance of an additional patent included in the Licensed Patents, such as a continuation or continuation-in-part, Intellisync shall notify ESI, and within a practical period of time, ESI shall mark, or shall cause to be marked, all new production of Licensed Products with such patent number in a like matter. If either party experiences a change of control permitted under this Agreement or changes their name, the terms Intellisync or ESI in this paragraph shall be changed to their new names in subsequent uses within a commercially reasonable period of time. Marking products shall not be used as an admission of infringement as to ESI or any successor in interest.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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         4. Settlement of Pending Litigation.

            Within two (2) business days of Intellisync's receipt of the payment called for in Section 3.1, Intellisync and ESI shall cause to be filed in the action pending in the United States District Court for the Northern District of California, Oakland Division (Case No. C02-1916 DLJ) a fully executed stipulated order in the form attached hereto as Exhibit 1. Each party will bear its own costs, attorneys' fees, and expenses relating to the Litigation.

         5. Term and Termination.

            5.1 Term. The term of this Agreement shall be from the Effective Date and remain in effect for a period of five (5) years, unless earlier terminated in accordance with the provisions of this Agreement.

            5.2 Termination. A party hereto may, but is under no obligation to, terminate this Agreement upon sixty (60) days written notice of termination to the other party given at any time upon or after:

               (a) the filing by the other party of a petition in bankruptcy or insolvency;

               (b) any adjudication that the other party is bankrupt or insolvent;

               (c) the making by the other party of any assignment for the benefit of creditors; or

               (d) the institution of any proceedings for the liquidation or winding up of the other party's business or for the termination of its corporate charter.

         6. Representations and Warranties.

            6.1 Intellisync Representations and Warranties. Intellisync hereby represents and warrants to ESI that (i) it has the legal power, authority and right to enter into this Agreement and to perform all of its obligations hereunder, and (ii) it has not previously granted, and will not grant, any rights in the Licensed Patents, the exclusivity provisions of which would be inconsistent with the rights granted to ESI herein.

            6.2 ESI Representations and Warranties. ESI hereby represents and warrants to Intellisync that it has the legal power, authority and right to enter into this Agreement and to perform all of its obligations hereunder.

         7. Confidentiality

            7.1 Either party may disclose the existence of this Agreement and the terms of this Agreement, provided, however, the amount, rates, and/or magnitude of any and all payments and royalties hereunder shall be confidential and therefore redacted in public disclosures unless specifically required to be disclosed to regulatory authorities. A copy of this Agreement, redacted in accordance with the above provision, is attached as Exhibit 2.

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            7.2 Notwithstanding the above, either party hereto may disclose this
Agreement to such party's agents, attorneys and other representatives or any court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto or as otherwise required by law.

            7.3 The parties understand and acknowledge that each may be required by law to file, or otherwise make public, material information about this Agreement. In such event the disclosing party will submit the redacted Agreement to the body requiring the disclosure. If the requiring body requires information that has been redacted, the disclosing party will notify the other party to allow them to consult with the disclosing party regarding the response to the requiring body. Only if the response is denied or fails will the readacted information be submitted to the requiring body. The disclosing party will provide the other party sufficient time so as not to delay the disclosing party in complying with the disclosure request or any deadlines set therein. In all events, both parties will make commercially reasonable efforts to maintain the redacted portions of the Agreement confidential.

            7.4 Press Releases and Statements. The parties will agree on the form of a press release as set forth in Exhibit 3 or other statement announcing the existence (but not the financial terms) of this Agreement. The parties agree that, approximately contemporaneously with the issuance of this press release, ESI may file an 8K statement with the Securities and Exchange Commission disclosing the total amount of payment required under Section 3.1.

         8. Releases.

            8.1 Releases. Each party, for itself, its legal representatives, predecessors, successors, and assigns, and each of its past and present officers, directors, shareholders, employees, Affiliates, divisions, partnerships, joint ventures, attorneys, and agents, hereby unconditionally releases and forever discharges the other party and each of its legal representatives, predecessors, successors, and assigns, and each of its past and present officers, directors, shareholders, employees, Affiliates, divisions, partnerships, joint ventures, attorneys, agents, and users, from any and all claims, causes of action, demands, costs, obligations, damages, and liabilities of every kind, nature, and description whatsoever arising before the Effective Date, whether in law or in equity, individual or derivative, state or federal, U.S. or foreign, known or unknown, suspected or unsuspected, whether or not concealed or hidden, that arose under or relate to, or were asserted or could have been asserted in connection with, the Complaint.

            8.2 Section 1542 Waiver. As further consideration for the Agreement and for the purpose of implementing full and complete mutual releases, Intellisync and ESI hereby expressly acknowledge and agree that the releases described above extend to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present or future, however arising, and that any and all rights granted to such pursuant to Section 1542 of the California Civil Code or any analogous applicable other state, federal or foreign law or regulation are hereby expressly waived. Section 1542 of the Civil Code of the State of California reads as follows:
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            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         9. Miscellaneous.

            9.1 Assignment; Change of Control. The rights or privileges provided for in this Agreement may be assigned or transferred by Intellisync to a third party, provided that Intellisync provides written notice to ESI of such assignment and such third party promptly accepts in writing such assignment or transfer and accepts all obligations under this Agreement.

            9.2 The license granted to ESI in Section 2.1 of this Agreement shall not be assignable (other than to an entity which is an Affiliate of ESI) without the prior written consent of Intellisync and any attempt to assign it without that consent will be void. Notwithstanding the foregoing, ESI may assign, upon written notice to Intellisync, the license grant in Section 2.1 of this Agreement to the surviving corporation in any acquisition, merger or consolidation to which it is a party or to any entity who acquires all or substantially all of ESI's capital stock or assets ("Change of Control") provided that such surviving corporation (a) pay to Intellisync an additional one-time fee of [***] upon the closing of such Change of Control (in addition to any sums owed or already paid under this Agreement) and (b) is not one of the Restricted Entities set forth in Exhibit 4. Any purported transfer, assignment or delegation in violation of the foregoing will be null and void and of no force or effect. In no event may ESI transfer to another entity the covenant not to sue contained in section 2.2 of this Agreement, and in no event shall the limitation on the accrual of damages in section 2.2 apply to any products sold by such third party prior to or following a Change of Control. However, no damages shall accrue on ESI's own sales of Licensed Products between the Effective Date of this Agreement and the earlier of (a) file years, or (b) the date of any such Change of Control.

            9.3 Entire Agreement. This Agreement, together with any Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreement or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

            9.4 Independent Contractors. The relationship of Intellisync and ESI established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between Intellisync and ESI. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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            9.5 Force Majeure. Neither party hereto shall be in default by reason of any failure in the performance of this Agreement in accordance with its terms if such failure is due to acts of God, war, strikes, riots, storms, fires or any other cause whatsoever beyond the reasonable control of the party. The party so prevented or delayed in the performance of its obligations shall promptly notify the other party and shall be excused from such performance to the extent and during the period of such prevention or delay.

            9.6 Compliance with Laws. In exercising its rights under this Agreement, each party shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of the rights hereunder.

            9.7 No Waiver. A waiver, express or implied, by either party of any right under this Agreement or of any failure to perform or breach hereof by the other party shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such party, whether of a similar or dissimilar nature thereto.

            9.8 Modifications. No amendment of any provisions of this Agreement shall be valid unless the same shall be in writing and signed by both parties.

            9.9 Notices. Any notice or report required or permitted to be given or made under this Agreement by either party shall be in writing and delivered to the other party at its address indicated below (or to such other address as a party may specify by notice hereunder) by courier or by registered or certified airmail, postage prepaid, or by facsimile; provided, however, that all facsimile notices shall be promptly confirmed, in writing, by registered or certified airmail, postage prepaid. All notices shall be effective as of the date received by the addressee at the address provided for the addressee.

If to Intellisync:

                 INTELLISYNC CORP.
                 2550 N. First Street, Suite 500
                 San Jose, CA  95131

                 Attention:  Woodson M. Hobbs and Chuck Runge

                 with a copy to:

                 Milbank Tweed Hadley & McCloy, LLP
                 3000 El Camino Real
                 Five Palo Alto Square, 7th Floor
                 Palo Alto, CA  94306

                 Attention:  James Pooley and L. Scott Oliver

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If to ESI:

                 EXTENDED SYSTEMS, INC.
                 5777 N. Meeker Avenue
                 Boise, ID  83711

                 Attention:  Charles W. Jepson and Valerie A. Heusinkveld

                 with a copy to:

                 TOWNSEND and TOWNSEND and CREW LLP
                 370 Lytton Avenue
                 Palo Alto, CA  94301

                 Attention:  Theodore G. Brown

Any party may change the address of designated recipient to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            9.10 Governing Law. This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the laws of the State of California, without reference to conflicts of laws principles. The parties agree that the U.S. District Court for the Northern District of California, as applicable, shall retain jurisdiction over this Agreement for the purpose of resolving any disputes relating to it and its subject matter.

            9.11 Construction. The headings of sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            9.12 Severability. If any term or provision of this Agreement, or the application of such term or provision to either party or circumstance, is held to be illegal, invalid or unenforceable, then, the remainder of this Agreement, or the application of such term or provision to such party or circumstances other than those to which it is held illegal, invalid or unenforceable, shall not be affected thereby.

            9.13 Trademarks. Nothing in this Agreement shall be construed as conferring upon either party the right to include in advertising, packaging, or other commercial activity any reference to the other party, its trademarks, trade names, service marks, or other trade identity in a manner likely to cause confusion.

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            9.14 Relationship of Parties. Nothing in this AGREEMENT shall be construed as creating a partnership, joint venture, or other formal business organization of any kind.

            9.15 No Other Warranties. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO OTHER WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE GIVEN BY EITHER PARTY UNDER THIS AGREEMENT, including but not limited to, any warranty or representation: (a) as to the validity of any patent; (b) that any manufacture, importation, sale, lease, use, or other disposition of products will be free from infringement of a third party's intellectual property rights; (c) that either party will enforce any intellectual property rights it may have in any patent against third parties; (d) that either party will secure or maintain any patent; or (e) as to the quality, merchantability, or fitness for a particular purpose of any product. IN NO EVENT SHALL EITHER PARTY HAVE ANY OBLIGATION OR LIABILITY ARISING FROM TORT, FOR LOSS OF REVENUE OR PROFIT, OR FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR EITHER PARTY'S PATENT RIGHTS.

            9.16 No Other Promises. Nothing contained in this Agreement shall be construed as:

               9.16.1 restricting the right of either party or any of its Affiliates to make, use, sell, lease, or otherwise dispose of any particular product or products not herein licensed;

               9.16.2 conferring any license or other right, by implication, estoppel or otherwise, under any patent application, patent, or patent right, except as herein expressly granted under the Licensed Patents;


               9.16.3 conferring any license or right with respect to any trademark, trade or brand name, a corporate name of either party, any of their respective Affiliates, or any other name or mark or contraction, abbreviation, or simulation thereof;

               9.16.4 imposing on either party any obligation to institute any suit or action for infringement of any patents, or to defend any suit or action brought by a third party that challenges or concerns the validity of any patents licensed under this Agreement;

               9.16.5 a warranty or representation by either party that any manufacture, use, sale, lease or other disposition of Licensed Products will be free from infringement of any patent other than the patents licensed herein;

               9.16.6 imposing on either party any obligation to file any patent application, secure any patent, or maintain any patent in force; or
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               9.16.7 an obligation on either party to furnish any manufacturing or technical information under this Agreement except as the same is specifically provided for herein.

            9.17 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto.

            IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the date first written above by its duly authorized representatives.


AGREED TO:                                 AGREED TO:

Intellisync Corp.                          Extended Systems, Inc.


By:     /s/ WOODSON HOBBS                  By:     /s/ CHARLES W. JEPSON
    ------------------------------------       ---------------------------------

Name:  WOODSON HOBBS                       Name: CHARLES W. JEPSON
       ---------------------------------         -------------------------------

Title:   PRESIDENT & CEO                   Title:   PRESIDENT & CEO
         -------------------------------         -------------------------------

Date: MARCH 4, 2004                        Date: MARCH 4, 2004
      ----------------------------------         -------------------------------